Parkway Reports Fourth Quarter 2016 Results

HOUSTON, Feb. 23, 2017 /PRNewswire/ -- Parkway, Inc. (NYSE: PKY) today announced results for its fourth quarter ended December 31, 2016.

Highlights for Fourth Quarter 2016 and Subsequent Events

  Completed spin-off from Cousins Properties Incorporated (NYSE: CUZ)
  Reported basic and diluted net loss per common share for the fourth quarter of $(0.18)
  Reported fourth quarter FFO of $0.32 per diluted share and Recurring FFO of $0.48 per diluted share
  Ended the year with the portfolio 87.5% leased
  Reached an agreement to sell a 49% interest in Greenway Plaza and Phoenix Tower for $512.1 million, or an implied $210 per square foot
  Introducing 2017 net loss guidance of $(0.95) to $(0.85) per share and 2017 FFO guidance of $1.34 to $1.44 per share

"We are pleased to report that we have completed a smooth transition since our spin-off from Cousins, and we were able to quickly implement our operational strategies for the combined Houston portfolio," stated James R. Heistand, President and Chief Executive Officer of Parkway. "Leasing velocity and overall office fundamentals in Houston continued to remain weak in the fourth quarter. While there are early signs that the downward trend has slowed, such as stabilization in oil prices above $50 per barrel and an increase in U.S. rig counts, we believe that it may still take time for these positive changes to result in a material improvement in the office sector. However, our portfolio of high-quality, well-located assets provides a strong-credit rent roll with minimal near-term lease expirations, which we believe will result in steady, stable cash flows over the next several years. Our recent agreement to sell a 49% interest in Greenway Plaza and Phoenix Tower accomplishes several strategic objectives for Parkway. Most notably, this transaction helps mitigate risk in assets that represent 57% of our portfolio square footage while providing us with additional liquidity to strengthen our balance sheet and pursue future acquisitions as the Houston market recovers."

For the fourth quarter 2016, net loss for Parkway, Inc. ("Parkway" or the "Company") attributable to common stockholders was $8.9 million, or $0.18 per basic and diluted share. For the fourth quarter 2016, funds from operations ("FFO") was $15.9 million, or $0.32 per diluted share. All reported financial results for the fourth quarter 2016 include property-level performance for the 86 days following the Company's spin-off from Cousins Properties Incorporated ("Cousins"), which was completed on October 7, 2016.

Parkway incurred approximately $8.3 million in non-recurring expenses in the fourth quarter 2016, primarily related to the Company's completed spin-off from Cousins. Excluding these merger-related expenses and other non-recurring items, Recurring FFO for the fourth quarter 2016 was $24.2 million, or $0.48 per diluted share, for Parkway Operating Partnership LP's real estate portfolio, in which Parkway owns an interest (the "Parkway Portfolio").

A reconciliation of net income (loss) to FFO and Recurring FFO is presented in the tables attached to this press release.

Operational Results

Occupancy at the end of the fourth quarter 2016 was 85.8%. Including leases that have been signed but have yet to commence, the Company's leased percentage at the end of the fourth quarter 2016 was 87.5%.

Leasing Activity

During the fourth quarter 2016, Parkway signed a total of 58,000 square feet of leases at an average net rent per square foot of $19.75 and at an average cost of $6.40 per square foot per year.

New & Expansion Leasing – During the fourth quarter 2016, Parkway signed 26,000 square feet of new leases at an average net rent per square foot of $20.09 and at an average cost of $7.40 per square foot per year.

Expansion leases during the fourth quarter 2016 totaled 2,000 square feet at an average net rent per square foot of $19.50 and at an average cost of $8.86 per square foot per year.

Renewal Leasing – Customer retention during the fourth quarter 2016 was 50.6%. Parkway signed 30,000 square feet of renewal leases at an average net rent per square foot of $19.46, representing a 4.3% rate decrease from the expiring rate. The average cost of renewal leases was $4.70 per square foot per year.

Strategic Transactions with Cousins

Parkway was spun-off from Cousins on October 7, 2016, following the merger on October 6, 2016 of Parkway Properties, Inc. ("Legacy Parkway") with and into Clinic Sub Inc., a wholly owned subsidiary of Cousins. Parkway was incorporated as a Maryland corporation on June 3, 2016 to hold the combined Houston businesses of Cousins and Legacy Parkway, as well as Legacy Parkway's fee-based real estate services (together with the Houston real properties, the "Houston Business"). Immediately following the Merger but prior to the spin-off, Cousins and Legacy Parkway completed a series of separation and reorganization transactions in which they separated the Houston Business from the remainder of the combined businesses and contributed the Houston Business to Parkway. On October 7, 2016, Cousins completed the spin-off of Parkway by distributing all of our outstanding shares of common stock and limited voting stock to the holders of Cousins' common stock and limited voting preferred stock, respectively, as of the record date, October 6, 2016. Parkway's common stock is listed on the NYSE under the symbol "PKY" and began regular way trading on October 7, 2016.

Capital Structure

At December 31, 2016, Parkway had no outstanding debt under its revolving credit facility, $350.0 million outstanding under its term loan and held $230.3 million in cash and cash equivalents. Parkway's secured debt totaled $449.6 million at December 31, 2016.

At December 31, 2016, the Company's net debt plus preferred stock to adjusted EBITDA – annualized multiple was 4.1x. A reconciliation of net income (loss) to adjusted EBITDA and adjusted EBITDA – annualized is presented in the tables attached to this press release.

Subsequent Events

On February 17, 2017, Parkway announced that it reached an agreement to sell a 49.0% interest in Greenway Plaza and Phoenix Tower (collectively, the "Greenway Portfolio") for $512.1 million, or an implied $210 per square foot. As part of the agreement, Parkway agreed to form a joint venture with affiliates of TH Real Estate, Silverpeak Real Estate Partners ("Silverpeak") and Canada Pension Plan Investment Board ("CPPIB"), with Parkway retaining a 51.0% interest, a partnership between TH Real Estate and Silverpeak acquiring a 24.5% interest, and CPPIB acquiring a 24.5% interest in the Greenway Portfolio. Parkway will serve as general partner and also will provide property management and leasing services to the joint venture.

The joint venture expects to assume the existing mortgage debt secured by Phoenix Tower, which has an outstanding balance of approximately $76.2 million and matures on March 1, 2023. Additionally, on February 17, 2017, the Company reached an agreement to enter into a debt commitment letter (the "Commitment Letter") with Goldman Sachs Mortgage Company ("Goldman Sachs") pursuant to which Goldman Sachs has, among other things, agreed to provide the joint venture and certain of its subsidiaries a mortgage loan in an aggregate principal amount of up to $465 million at a fixed rate of 3.753% secured by the other properties in the Greenway Portfolio. On February 22, 2017, the Company and Goldman Sachs entered into the Commitment Letter and a rate lock agreement. The loan is expected to close concurrently with the closing of the joint venture, subject to customary closing conditions and contingent on satisfying the conditions set forth in the Commitment Letter. At closing, Parkway intends to terminate its existing revolver and term loan credit facility and prepay the $350.0 million outstanding balance using proceeds from the joint venture.

Net proceeds to Parkway are expected to be approximately $315.8 million, which includes the new debt placement and the assumed payoff of Parkway's $350.0 million existing term loan at closing. Parkway's net proceeds also will be net of credits to the other joint venture partners related to outstanding contractual lease obligations for tenant improvements and rent concessions as well as certain capital expenditures for projects that are in process, all of which totals approximately $38.0 million as of the date of execution of the agreement. Additionally, Parkway expects to record an impairment loss of approximately $25.0 million in the first quarter of 2017 related to the joint venture transaction. Parkway expects the closing of the joint venture and associated financing to occur in the second quarter of 2017, subject to customary closing conditions.

2017 Outlook

Parkway is introducing its 2017 net loss per diluted share outlook of a range of $(0.95) to $(0.85) per share and introducing its 2017 FFO outlook of a range of $1.34 to $1.44 per diluted share. The Company is also introducing its 2017 portfolio ending occupancy of a range of 86.0% to 88.0%. Parkway's full-year 2017 outlook assumes that the sale of its 49% interest in the Greenway Portfolio and associated financing will close early in the second quarter of 2017 and also reflects the impact of the related impairment charge.

The reconciliation of projected EPS to projected FFO and recurring FFO per diluted share is as follows:

Outlook for 2017	Range
Fully diluted EPS	$(0.95)-$(0.85)
Non-controlling interest - unitholders	$(0.02)-$(0.02)
Parkway's share of depreciation and amortization	$1.81 -$1.81
Impairment loss on real estate	$0.50-$0.50
Reported FFO per diluted share	$1.34-$1.44
Loss on extinguishment of debt	$0.15- $0.15
Recurring FFO per diluted share	$1.49- $1.59

2017 Core Operating Assumptions (in thousands):	2017 Outlook
Recurring cash NOI	$ 97,000 - $ 104,000
Straight-line rent and amortization of above/below market rent	$ 16,000 - $ 19,000
Management fee after-tax net loss	$ (1,000) - $ 0
General and administrative expense	$ 12,000 - $ 15,000
Share based compensation expense included in G&A above	$ 1,800 - $ 2,200
Impairment loss on real estate	$ 25,000 - $ 25,000
Interest and other Income	$ 500 - $ 1,500
Interest expense and loan cost amortization	$ 32,500 - $ 36,500
Loan cost amortization included in interest expense above	$ 500 - $1,500
Loss on extinguishment of debt included in interest expense above	$ 7,500 - $ 7,750
Amortization of mortgage interest premium included in interest expense above	$ 2,500 - $ 3,000
Recurring capital expenditures for building improvements, tenant improvements and leasing commissions	$ 70,000 - $ 80,000
Portfolio ending occupancy	86.0% - 88.0%
Weighted average annual diluted common shares/units	50,273 - 50,273

Webcast and Conference Call

Parkway will conduct its fourth quarter 2016 earnings conference call on Friday, February 24, 2017 at 10:00 a.m. Eastern Time. To participate in the conference call, please dial 877-870-4263, or 1-412-317-0790 for international participants, at least five minutes prior to the scheduled start time. A live audio webcast will also be available on the Company's website (www.pky.com). A taped replay of the call can be accessed 24 hours a day through March 3, 2017, by dialing 877-344-7529, or 1-412-317-0088 for international callers, and using the passcode 10099967.

About Parkway

Parkway is an independent, publicly traded, self-managed real estate investment trust that owns and operates high-quality office properties located in attractive submarkets in Houston, Texas. As of December 31, 2016, our portfolio consists of five Class A assets comprising 19 buildings and totaling approximately 8.7 million rentable square feet in the Greenway, Galleria and Westchase submarkets of Houston.

Forward Looking Statements

Certain statements in this press release that are not in the present or past tense or that discuss the Company's expectations (including any use of the words "anticipate," "assume," "believe," "estimate," "expect," "intend," "forecast," "guidance," "intend," "may," "might," "outlook," "plan," "potential," "project," "result," "seek," "should," "will" or similar expressions) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company's current beliefs as to the outcome and timing of future events. There can be no assurance that actual future developments affecting the Company will be those anticipated by the Company. Examples of forward-looking statements include projections relating to fully diluted net income per share, share of depreciation and amortization, impairments of depreciated real estate, net gains on sales of real estate, reported FFO per share, recurring FFO per share, nonrecurring items, net operating income, cap rates, internal rates of return, dividend payment rates, FFO accretion, capital improvements, expected sources of financing, the timing of closing of acquisitions, dispositions or other transactions, including the joint venture, the ability to complete acquisitions and dispositions, including the joint venture, and the risks associated therewith, statements about the benefits of the proposed Transactions, including future financial and operating results, plans, objections, expectations, and intentions, and descriptions relating to these expectations. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors including, but not limited to, the following risks and uncertainties: the Company's lack of operating history as an independent company; conditions associated with the Company's primary market, including an oversupply of office space, customer financial difficulties and general economic conditions; that each of the Company's properties represent a significant portion of the Company's revenues; that the spin-off will not qualify for tax-free treatment; the Company's ability to meet mortgage debt obligations; the availability of refinancing current debt obligations; risks associated with joint ventures and potential co-investments with third parties; changes in any credit rating the Company may subsequently obtain; changes in the real estate industry and in the performance of the financial markets and interest rates and the Company's ability to effectively hedge against interest rate changes; the actual or perceived impact of global and economic conditions, including U.S. monetary policy; declines in commodity prices, which may negatively impact the Houston, Texas market; the concentration of the Company's customers in the energy sector; the demand for and market acceptance of the Company's properties for rental purposes; the Company's ability to enter into new leases or renewal leases on favorable terms; the potential for termination of existing leases pursuant to customer termination rights; the amount, growth and relative inelasticity of the Company's expenses; the bankruptcy or insolvency of companies for which the Company provides property management services or the sale of these properties; the outcome of claims and litigation involving or affecting the Company; the ability to satisfy conditions necessary to close pending transactions and the ability to successfully integrate the assets and related operations acquired in such transactions after the closing; applicable regulatory changes; risks associated with the ownership and development of real property, including risks related to natural disasters; risks associated with property acquisitions, including the integration of the combined businesses of Legacy Parkway and Cousins; risks associated with the fact that the Company's historical and pro forma financial information may not be a reliable indicator of the Company's future results; risks associated with achieving expected synergies or cost savings; defaults or non-renewal of leases; termination or non-renewal of property management contracts; the Company's failure to maintain its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended; risks associated with the volatility of the Company's common stock; and other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company's business, financial condition, liquidity, cash flows and financial results could differ materially from those expressed in the Company's forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. The Company does not undertake to update forward-looking statements except as may be required by law.

Company's Use of Non-GAAP Financial Measures

FFO and NOI, including related per share amounts, are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs and should be evaluated along with GAAP net income and income per diluted share (the most directly comparable GAAP measures) in evaluating the operating performance of the Company. Management believes that FFO and NOI are helpful to investors as supplemental performance measures because these measures exclude the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, these non-GAAP measures can facilitate comparisons of operating performance between periods and among other equity REITs. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP. FFO and NOI do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs as disclosed in the Company's Consolidated Statements of Cash Flows. FFO and NOI should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flows as a measure of liquidity. The Company's calculation of these non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Funds from Operations (FFO) – Parkway computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition. FFO is defined by NAREIT as net income /loss (computed in accordance with GAAP), reduced by preferred dividends, excluding gains or losses from the sale of previously depreciable real estate assets, impairment charges related to depreciable real estate under GAAP, plus depreciation and amortization related to depreciable real estate. Further, we do not adjust FFO to eliminate the effects of non-recurring charges. The Company believes that FFO is a meaningful supplemental measure of its operating performance because historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expenses. The Company believes that the use of FFO, combined with the required GAAP presentations, has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of operating results among such companies more meaningful. FFO measures 100% of the operating performance of Parkway Operating Partnership LP in which Parkway owns an interest. A reconciliation of net income (loss) to FFO is presented in the tables attached to this press release.

Recurring FFO – In addition to FFO, Parkway also discloses recurring FFO, which excludes transaction and acquisition costs or other unusual items. Although this is a non-GAAP measure that differs from NAREIT's definition of FFO, the Company believes it provides a meaningful presentation to investors of operating performance because it allows investors to compare the Company's operating performance to the Company's performance in prior reporting periods without the effect of items that by their nature are not compatible from period to period and tend to obscure our actual operating results. Recurring FFO measures 100% of the operating performance of Parkway Operating Partnership LP in which Parkway owns an interest. A reconciliation of net income (loss) to Recurring FFO is presented in the tables attached to this press release.

Funds Available for Distribution (FAD)- There is not a generally accepted definition established for FAD. Therefore, the Company's measure of FAD may not be comparable to FAD reported by other REITs. Parkway defines FAD as FFO, excluding straight-line rents, amortization of below market leases, net, share-based compensation expense, amortization of loan costs, amortization of mortgage interest premium and reduced by recurring capital expenditures for building improvements, tenant improvements and leasing costs. FAD measures 100% of the operating performance of Parkway Operating Partnership LP in which Parkway owns an interest.

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA – Parkway believes that using EBITDA as a non-GAAP financial measure helps investors and management analyze our ability to service debt. Parkway defines EBITDA as net income/loss before interest expense, income taxes and depreciation and amortization. Parkway further defines Adjusted EBITDA as net income/loss before interest expense, income taxes, depreciation and amortization expense, impairment of real estate, gains and losses on sales of real estate, gains and losses on extinguishment of debt, and transaction and acquisition costs. Although EBITDA and Adjusted EBITDA have limitations as analytical tools, we compensate for the limitations by only using EBITDA and Adjusted EBITDA to supplement GAAP financial measures. Additionally, we believe that investors should consider EBITDA and Adjusted EBITDA in conjunction with net income and the other required GAAP measures of our performance to improve their understanding of our operating results. EBITDA and Adjusted EBITDA measure 100% of the operating performance of Parkway Operating Partnership LP in which Parkway owns an interest. A reconciliation of net income (loss) to Adjusted EBITDA is presented in the tables attached to this press release.

Contact:
Thomas Blalock
Vice President, Finance & Capital Markets
(407) 581-2915
tblalock@pky.com

PARKWAY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

		For the Period from
		June 29, 2016
	Three Months Ended	(Date of Capitalization) to
	December 31, 2016	December 31, 2016
	(Unaudited)	(Unaudited)

Revenues
Income from office properties	$ 67,550	$ 67,550
Management company income	1,381	1,381
Total revenues	68,931	68,931

Expenses
Property operating expenses	32,518	32,518
Management company expenses	1,050	1,050
Depreciation and amortization	25,139	25,139
General and administrative	12,138	17,510
Total expenses	70,845	76,217

Operating loss	(1,914)	(7,286)

Other income and expenses
Interest and other income	1,225	1,225
Interest expense	(8,007)	(8,007)

Loss before income taxes	(8,696)	(14,068)

Income tax expense	(453)	(453)

Net loss	(9,149)	(14,521)
Net loss attributable to noncontrolling interest - unitholders	299	299
Net loss attributable to Parkway, Inc.	(8,850)	(14,222)
Dividends on preferred stock	(94)	(94)
Net loss attributable to common stockholders	$ (8,944)	$ (14,316)

Net loss per common share attributable to common stockholders:
Basic net loss per common share attributable to common stockholders	$ (0.18)	$ (0.29)
Diluted net loss per common share attributable to common stockholders	$ (0.18)	$ (0.29)

Weighted average shares outstanding:
Basic	49,111	49,111
Diluted	49,111	49,111

PARKWAY, INC.
CONSOLIDATED BALANCE SHEET
(In thousands, except share and per share data)

December 31,
2016
(Unaudited)
Assets
Real estate related investments:
Office properties	$ 1,864,668
Accumulated depreciation	(159,057)
1,705,611

Receivables and other assets:
Rents and fees receivable, net	2,853
Straight line rents receivable	32,000
Other receivables	4,761
Unamortized lease costs	44,799
Prepaid assets	1,620
Deferred tax asset - non-current	3,648
Other assets	2,576
Intangible assets, net	135,694
Cash and cash equivalents	230,333
Total assets	$ 2,163,895

Liabilities
Notes payable to banks, net	$ 341,602
Mortgage notes payable, net	451,577
Accounts payable and other liabilities:
Corporate payables	7,528
Deferred tax liability - non-current	4,336
Interest payable	2,514
Property payables:
Accrued expenses and accounts payable	20,721
Accrued tenant improvements	66,104
Accrued property taxes	53,659
Unamortized below market leases	51,812
Other	12,120
Total liabilities	1,011,973

Equity
Parkway, Inc. stockholders' equity:
Common stock, $0.001 par value, 200,000,000 shares authorized and
49,110,645 shares issued and outstanding	49
Limited voting stock, $0.001 par value, 1,000,000 shares authorized and
858,417 shares issued and outstanding	1
8.00% Series A preferred stock, $100,000 liquidation preference per share, 50 shares authorized, issued and outstanding,
and preferred stock, $0.001 par value, 48,999,950 shares authorized, zero issued and outstanding	5,000
Additional paid-in capital	1,138,151
Accumulated deficit	(14,316)
Total Parkway, Inc. stockholders' equity	1,128,885
Noncontrolling interests	23,037
Total equity	1,151,922
Total liabilities and equity	$ 2,163,895

PARKWAY, INC.
RECONCILIATION OF NET INCOME (LOSS) TO FUNDS FROM OPERATIONS, RECURRING FUNDS FROM OPERATIONS
AND FUNDS AVAILABLE FOR DISTRIBUTION
(In thousands, except per share data)

		For the Period from
		June 29, 2016
	Three Months Ended	(Date of Capitalization) to
	December 31, 2016	December 31, 2016
	(Unaudited)	(Unaudited)

Net loss	$ (9,149)	$ (14,521)

Adjustments to net loss:
Dividends on preferred stock	(94)	(94)
Depreciation and amortization	25,139	25,139
Funds from operations attributable to the operating partnership	$ 15,896	$ 10,524

Adjustments to derive recurring funds from operations:
Transaction and acquisition costs (1)	8,324	11,426
Recurring funds from operations attributable to the operating partnership	$ 24,220	$ 21,950

Funds available for distribution
Funds from operations attributable to the operating partnership	$ 15,896	$ 10,524
Add (deduct):
Straight-line rents	(3,789)	(3,789)
Amortization of below market leases, net	(1,285)	(1,285)
Share-based compensation expense	3,780	3,780
Amortization of loan costs	805	805
Amortization of mortgage interest premium	(555)	(555)
Capital expenditures:
Building improvements	(1,939)	(1,939)
Tenant improvements	(5,036)	(5,036)
Leasing costs	(1,317)	(1,317)
Total capital expenditures	(8,292)	(8,292)
Funds available for distribution attributable to the operating partnership	$ 6,560	$ 1,188

Net loss per common share attributable to common stockholders:
Basic net loss per common share attributable to common stockholders	$ (0.18)	$ (0.29)
Diluted net loss per common share attributable to common stockholders	$ (0.18)	$ (0.29)

Diluted per common share/unit information (**):
FFO per share	$ 0.32	$ 0.21
Recurring FFO per share	$ 0.48	$ 0.44
Dividends paid	$ -	$ -
Dividend payout ratio for FFO	0.0%	0.0%
Dividend payout ratio for recurring FFO	0.0%	0.0%

**Information for diluted computations:
Basic common shares/units outstanding	50,136	50,136
Dilutive effect of other share equivalents	33	33
Diluted weighted average shares/units outstanding	50,169	50,169

(1) Transaction and acquisition costs include costs incurred in connection with (i) Parkway's spin-off from Cousins Properties Incorporated and (ii) the proposed joint venture of Greenway Plaza and Phoenix Tower.

PARKWAY, INC.
EBITDA, ADJUSTED EBITDA, COVERAGE RATIOS AND CAPITALIZATION INFORMATION
(In thousands, except per share, percentage and multiple data)

Three Months Ended December 31, 2016
(Unaudited)
Net loss	$ (9,149)

Adjustments to net loss:
Interest expense	8,007
Depreciation and amortization	25,139
Income tax expense	453
EBITDA	24,450
Share-based compensation expense - recurring	231
Transaction and acquisition costs (1)	8,324
Adjusted EBITDA	$ 33,005

Interest coverage ratio:
Adjusted EBITDA	$ 33,005
Interest expense	$ 8,007
Interest coverage ratio	4.1

Fixed charge coverage ratio:
Adjusted EBITDA	$ 33,005
Fixed charges:
Interest expense	$ 8,007
Principal payments	1,679
Dividends on preferred stock	94
Total fixed charges	$ 9,780
Fixed charge coverage ratio	3.4

Capitalization information
Mortgage notes payable, at par	$ 449,631
Notes payable to banks, at par	350,000
Total debt	799,631
Less: Cash and cash equivalents	(230,333)
Net debt	569,298
Series A Preferred Stock (liquidation value)	5,000
Net debt plus preferred stock	$ 574,298

Shares of common stock and operating units outstanding	50,136
Stock price per share at period end	$ 22.25
Market value of common equity	$ 1,115,526
Total market capitalization (including net debt plus preferred stock)	$ 1,689,824
Net debt plus preferred stock as a percentage of market capitalization	34.0%

Net debt plus preferred stock to adjusted EBITDA - annualized multiple
Adjusted EBITDA annualized (2)	$ 140,463
Net debt plus preferred stock to Adjusted EBITDA - annualized multiple	4.1

(1) Transaction and acquisition costs include costs incurred in connection with (i) Parkway's spin-off from Cousins Properties Incorporated and (ii) the proposed joint venture of Greenway Plaza and Phoenix Tower.

(2) Adjusted EBITDA is annualized for the 86-day period from October 7, 2016 (the day our common stock began regular way trading on the NYSE) to December 31, 2016.